UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026 (August 25, 2026)

OAKTREE STRATEGIC CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

August 2026 Distribution

On August 25, 2026, the Board of Trustees of Oaktree Strategic Credit Fund (the “Fund”) declared a regular distribution on the Fund’s outstanding common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.1600	$0.0000	$0.1600
Class D Common Shares	$0.1600	$0.0046	$0.1554
Class S Common Shares	$0.1600	$0.0158	$0.1442
Class T Common Shares	$0.1600	$0.0158	$0.1442

The regular distribution is payable to shareholders of record as of August 27, 2026 and will be paid on or about September 28, 2026.

The distribution will be paid in cash and, in the case of shareholders participating in the Fund’s distribution reinvestment plan, reinvested in Shares.

As previously announced, the Fund intends to report its net asset value per share as of the last day of each month on its website, osc.brookfieldoaktree.com, within 20 business days of month end. At such time, the Fund may also make available on its website other financial information as of the applicable month-end. The information on the Fund’s website is not a part of, or incorporated by reference in, this Current Report on Form 8-K.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of the issued and outstanding Shares of the Fund as of July 31, 2026, as determined on August 25, 2026 in accordance with the Fund’s valuation policy, is set forth below.

NAV per Share as of July 31, 2026
Class I Common Shares	$22.30
Class D Common Shares	$22.30
Class S Common Shares	$22.30
Class T Common Shares	$22.30

As of July 31, 2026, the Fund’s aggregate NAV was approximately $4.3 billion, the fair value of its investment portfolio was approximately $6.8 billion and it had approximately $2.7 billion principal amount of outstanding debt. As of July 31, 2026, the Fund’s net debt-to-equity leverage ratio was approximately 0.59 times. NAV per share decreased from $22.32 per share as of June 30, 2026 to $22.30 per share as of July 31, 2026.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered Class I Shares in transactions exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and/or Regulation S thereunder as part of a private offering (the “Private Offering”). The following tables list the Shares issued and total consideration for the Private Offering and the Offering, in each case, as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Private Offering:
Class I Common Shares	22,535,823	$537.6 million

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	143,766,228	$3,360.4 million
Class D Common Shares	402,799	$9.3 million
Class S Common Shares	60,739,797	$1,424.3 million
Class T Common Shares	296,036	$6.7 million

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Chris McKown
Name:	Chris McKown
Title:	Chief Financial Officer and Treasurer

Date: August 26, 2026